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                                                                       Exhibit 1






                                    $75,000,000

                      CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

                            Senior Notes, ___% Due ____

                               UNDERWRITING AGREEMENT
                                ----------------------

                                                            December __, 1998

LEHMAN BROTHERS INC.

3 World Financial Center
New York, New York  10285

Dear Ladies and Gentlemen:

          The undersigned, Central Illinois Public Service Company, an Illinois corporation (the "Company"), confirms its agreement with you in respect of the sale by the Company and the purchase by you of $75,000,000 aggregate principal amount of the Company's Senior Notes, ___% Due ____ (the "Notes"). The Notes will be issued under and pursuant to the Indenture dated as of December 1, 1998 (as supplemented and amended from time to time pursuant to the terms thereof, the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). The Notes will be secured by a series of the Company's First Mortgage Bonds designated "First Mortgage Bonds, Senior Notes Series AA" (the "First Mortgage Bonds") in the same aggregate principal amount and having the same stated interest rate, maturity rate and other terms as the Notes they secure, as described in the Final Prospectus (as defined in Section 1(d) hereof). The First Mortgage Bonds will be issued under and pursuant to the Company's Indenture of Mortgage or Deed of Trust, dated October 1, 1941, executed by the Company to U.S. Bank Trust National Association, as successor trustee (the "Corporate Trustee"), and F. Sgaraglino, as successor co-trustee (the "Co-Trustee" and, together with the Corporate Trustee and the Trustee, the "Trustees"), as heretofore amended and supplemented by various supplemental indentures, and as to be further amended and supplemented by a supplemental indenture dated December 1, 1998 (the "Supplemental Indenture"). The term "Mortgage," as used herein, shall be deemed to refer to such Indenture of Mortgage or Deed of Trust as so amended and supplemented.



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          1.   REPRESENTATIONS AND WARRANTIES.  The Company represents and warrants to, and covenants and agrees with, you that:

          (a) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Illinois and has the necessary corporate power and authority to conduct the business that it is described in the Final Prospectus as conducting and to own and operate the properties owned and operated by it in such business; the Company is not required by the nature of its business to be licensed or qualified as a foreign corporation in any other state or jurisdiction; except as set forth in the Final Prospectus, the Company has all material licenses and approvals required at the date hereof to conduct its business, and the Company has no majority-owned subsidiaries (within the meaning of Rule 1-02(m) of Regulation S-X) with total assets or total liabilities in excess of $100,000.

          (b) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (Registration No. 333-18473), as amended by Pre-Effective Amendment No. 1 thereto ("Registration Statement No. 333-18473"), on such form for the registration under the Act of $170,000,000 aggregate principal amount of the Company's first mortgage bonds and the Company's medium-term notes, as series of first mortgage bonds, and the offering thereof from time to time in accordance with Rule 415 (as defined in Section 1(d) hereof), including a combined prospectus relating, pursuant to Rule 429, to $200,000,000 aggregate principal amount of such first mortgage bonds and medium-term notes. After Registration Statement No. 333-18473 was declared effective by the Commission, and while $75,000,000 aggregate principal amount of such first mortgage bonds and medium-term notes remained unsold under Registration Statement No. 333-18473, the Company filed Post-Effective Amendment No. 1 to Registration Statement No. 333-18473 in order to facilitate the offering of one or more series of senior notes, including the Notes, that would be secured by a related series of such first mortgage bonds. As of the date of this Agreement, an aggregate of $75,000,000 principal amount of such senior notes is available for issuance and sale under the Registration Statement (as defined in Section 1(d) hereof). The Registration Statement has been prepared by the Company under the provisions of the Act and the rules and regulations promulgated by the Commission thereunder (collectively referred to as the "Rules and Regulations") and declared effective by the Commission. The Notes are registered under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened. Copies of the Registration Statement and any Preliminary Prospectus (as defined in Section 1(d) hereof) have been delivered to you. The offering of the Notes is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Notes and the offering and sale thereof required by the Act and the Rules and Regulations to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the Rules and Regulations to be included therein as of the Effective Date (as defined in Section 1(d) hereof). The Company will file the Final Prospectus with the Commission pursuant to Rule 424(b) and shall include therein all required information with respect to the Notes and the offering


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     and sale thereof and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time (as defined in Section 1(d) hereof) or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (c) At the Effective Date, the Registration Statement, the Mortgage and the Indenture fully complied, and, when the Final Prospectus is delivered to you for your use in making confirmations of sales of the Notes, the Final Prospectus (and any supplement thereto) will fully comply, in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules and regulations promulgated by the Commission thereunder; the documents incorporated or deemed to be incorporated by reference in the Final Prospectus pursuant to Item 12 of Form S-3, on the date filed with the Commission pursuant to the Exchange Act, fully complied or will fully comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; at the Effective Date, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, on the date it is delivered to you for your use in making confirmations of sales of the Notes and on the Closing Date (as defined in Section 3 hereof), the Final Prospectus (as it may be supplemented) will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties in this Section 1(c) as to (i) the parts of the Registration Statement that constitute the Statements of Eligibility under the Trust Indenture Act of the Trustees on Form T-1 and Form T-2 or
     (ii) the information relating to you contained in the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by you specifically for inclusion therein.

          (d) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean the later of
     (i) the date Registration Statement No. 333-18473 or the most recent post-effective amendment thereto was or is declared effective by the Commission under the Act and (ii) the date of the filing of the Company's most recent Annual Report on Form 10-K with the Commission under the Exchange Act. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Registration Statement" shall mean Registration Statement No. 333-18473, as amended by Post-Effective Amendment No. 1 thereto and any other amendments thereto as may have been required to the date of this Agreement. "Basic Prospectus" shall mean the prospectus contained in and forming a part of the Registration Statement at the Effective Date, including all documents filed by the Company with the Commission under the Exchange Act that are, or are deemed to be, incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the Execution Time. "Preliminary Prospectus" shall mean any


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     preliminary prospectus supplement that describes the Notes and the offering thereof and is used prior to the filing of the Final Prospectus, together with the Basic Prospectus. "Final Prospectus" shall mean the prospectus supplement that describes the Notes and the offering and sale thereof to be filed with the Commission pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus. "Rule 415," "Rule 424," "Rule 429," "Regulation S-X" and "Regulation S-K" shall mean such Rules and Regulations under the Act. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 that does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered. Any reference herein to the terms "amend," "amendment," "supplement" or terms of similar import with respect to the Registration Statement or the Final Prospectus shall mean amendments or supplements to the Registration Statement or the Final Prospectus, as the case may be, and any documents filed by the Company with the Commission under the Exchange Act that are, or are deemed to be, incorporated by reference in the Final Prospectus pursuant to Item 12 of Form S-3 under the Act, in each case filed after the Execution Time and prior to the completion of the distribution of the Notes; provided, however, that any supplement to the Final Prospectus filed with the Commission pursuant to Rule 424(b) with respect to an offering of the Company's senior notes other than the Notes shall not be deemed to be a supplement to, or a part of, the Final Prospectus.

          (e) The financial statements of the Company filed as part of or incorporated by reference in the Registration Statement and the Final Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of its operations and cash flows for the periods therein specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise indicated therein. Arthur Andersen LLP, who have certified or examined certain financial statements incorporated by reference in the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

          (f) The Indenture has been duly authorized by the Company and the Indenture has been duly qualified under the Trust Indenture Act; and, when the Indenture is duly executed and delivered by the Company at the Closing Date, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors' rights generally and except for the availability of equitable remedies.

          (g) The Notes have been duly authorized by the Company and, when the Notes have been duly executed, authenticated, issued and delivered as contemplated hereby and by the Indenture, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as limited by bankruptcy, insolvency or other applicable laws affecting the


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     enforcement of creditors' rights generally and except for the availability of equitable remedies, and will be entitled to the security afforded by the Indenture.

          (h) The Mortgage has been duly authorized by the Company and the Mortgage has been duly qualified under the Trust Indenture Act; and, when the Supplemental Indenture is duly executed and delivered by the Company at the Closing Date, assuming due authorization, execution and delivery thereof by the Corporate Trustee and the Co-Trustee, the Mortgage will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement of provisions of the Mortgage may be limited by the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for therein or as limited by bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors' rights generally and except for the availability of equitable remedies.

          (i) The First Mortgage Bonds have been duly authorized by the Company and, when the First Mortgage Bonds have been duly executed, authenticated, issued and delivered as contemplated by the Mortgage, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as limited by bankruptcy, insolvency or other applicable laws affecting the enforcement of creditors' rights generally and except for the availability of equitable remedies, will be entitled to the security afforded by the Mortgage and will be owned and held by the Trustee, in trust, for the benefit of the holders of the Notes.

          (j) Except as set forth in or contemplated by the Final Prospectus, since the most recent date as of which information is given in the Final Prospectus, (i) the Company has not sustained any loss or interference material to the Company with its business from fire, explosion, flood or other calamity, whether or not covered by insurance or from any labor dispute or court or governmental action, order or decree, (ii) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, and (iii) there has not been any material change in the stockholder's equity (except for regular quarterly dividends), short-term debt or long-term debt of the Company, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company.

          (k) Except as set forth in the Final Prospectus, there is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding, to which the Company is a party, before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, net worth or results of operations of the Company, or might materially and adversely affect the properties or assets of the Company.

          (l) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any contract, indenture, mortgage, deed of trust, loan or note


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     agreement, lease or other agreement or instrument to which the Company is a party or by which it is bound and which is material to the Company or to which any material property of the Company is subject, (ii) the Company's articles of incorporation or by-laws, or (iii) any provision of any law applicable to the Company or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company and that is material to the Company or any of its material properties; the Illinois Commerce Commission has issued its final order (the "ICC Order") authorizing the issuance and sale of the Notes by the Company and the issuance of the First Mortgage Bonds by the Company, the ICC Order is in full force and effect and, after giving effect to the cancellation by the Company prior to the Execution Time of the credit facilities entered into by the Company in reliance on such order, is sufficient to authorize the transactions contemplated by this Agreement; and no other consent, approval, authorization or order of any court or governmental agency or body is legally required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Notes by the Company hereunder and the issuance of the First Mortgage Bonds by the Company pursuant to the Mortgage, except such as may be required under state securities laws and except such as has been obtained under the Act and the Trust Indenture Act; and the Company has full power and lawful authority to authorize, issue and sell the Notes on the terms and conditions herein set forth and to authorize and issue the First Mortgage Bonds pursuant to the Mortgage.

          (m) This Agreement has been duly authorized, executed and delivered by the Company.

          (n) Except as set forth in the Final Prospectus, the Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except as to clauses
     (i), (ii) and (iii) where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

          (o) Substantially all of the permanent, fixed properties of the Company are owned in fee simple or are held under valid leases, in each case subject only to the liens of current mortgages (including the lien of the Mortgage) and "permitted encumbrances and liens" as defined in the Mortgage. Such minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value or marketability of the properties subject thereto and do not materially impair the title of the Company to its properties or its right to use its properties in connection with its business as presently conducted.

          (p) The Indenture, the Notes, the Mortgage and the First Mortgage Bonds conform in all material respects to the descriptions thereof in the Final Prospectus.


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          2.   PURCHASE AND SALE.  Subject to the terms and conditions, and in reliance upon the representations and warranties, herein set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, the Notes at _____% of the principal amount of the Notes [plus accrued interest thereon from December ___, 1998 to the Closing Date].

          3. TIME AND PLACE OF CLOSING; DELIVERY OF THE NOTES. Delivery of the Notes shall be made at the offices of Winthrop, Stimson, Putnam & Roberts, New York, New York, at 10:00 A.M., New York time, on December ___, 1998, or at such other time on the same or such other day as shall be agreed upon by the Company and you, against payment of the purchase price therefor by wire transfer of immediately available funds. The hour and date of such delivery and payment are herein called the "Closing Date."

          The Notes shall be delivered to you in book-entry only form through the facilities of The Depository Trust Company in New York, New York. The certificate for the Notes shall be in the form of one typewritten global bond in fully registered form, in the aggregate principal amount of the Notes, and registered in the name of Cede & Co., as nominee of The Depository Trust Company. The Company agrees to make the Notes available to you for checking not later than 2:30 P.M., New York time, on the last business day preceding the Closing Date at such place as may be agreed upon between you and the Company, or at such other time or date as may be agreed upon between you and the Company.

          4. COVENANTS OF THE COMPANY. The Company covenants and agrees with you that:

          (a) The Company will use its best efforts to cause any post-effective amendment to the Registration Statement, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Notes, the Company will not file any amendment to the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you (i) when any post-effective amendment to the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b),
     (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.


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          (b)  If, at any time when a prospectus relating to the Notes is required to be delivered by you or any dealer under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Exchange Act or the respective rules and regulations promulgated by the Commission thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement that will correct such statement or omission or effect such compliance.

          (c) As soon as practicable, the Company will make generally available to its security holders and to you an earning statement or statements of the Company that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to you and your counsel, without charge, copies of the Registration Statement in the form that it or the most recent post-effective amendment thereto became effective and, so long as delivery of a prospectus by you or any dealer is required by the Act, as many copies of the Final Prospectus and any supplement thereto as you may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will cooperate in good faith with you in qualifying the Notes for offer and sale under the laws of such jurisdictions as you may designate, and will maintain such qualifications in effect so long as required for the distribution of the Notes.

          (f) The Company will not, without your consent, offer, guarantee, sell or contract to sell, or otherwise dispose of, by public offering, or announce the public offering of, any debt securities other than the Notes until the earlier to occur of (i) the Closing Date and (ii) the date of termination of fixed price offering restrictions with respect to the Notes.

          (g) The Company will apply the net proceeds from the sale of the Notes to be sold by it hereunder for the purposes set forth in the Final Prospectus.

          5. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER. Your obligation to purchase the Notes shall be subject to the accuracy of, and compliance with, the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificate furnished by the Company on the Closing Date, to the performance by the Company of its obligations to be performed hereunder on or prior to the Closing Date and to the following additional conditions:

          (a) The Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by the applicable paragraph of Rule 424(b) and no stop order suspending the effectiveness of the Registration Statement


                                          8
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     shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have furnished to you the opinion of Steven R. Sullivan, Esq., Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect that:

               (i) the Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Illinois and has the necessary corporate power and authority to own and operate its properties and conduct the business it is described as conducting in the Final Prospectus;

               (ii) the Company has full power and authority to execute and deliver, and perform its obligations under, the Mortgage and the Indenture, and to issue and sell the Notes under the Indenture and to issue the First Mortgage Bonds under the Mortgage, and each of the Mortgage and the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a valid and legally binding instrument of the Company enforceable against the Company in accordance with its terms;

               (iii) the Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefit of the security afforded by the Indenture;

               (iv) the First Mortgage Bonds have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Corporate Trustee and upon delivery in accordance with the terms of the Mortgage, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and will be entitled to the benefit of the security afforded by the Mortgage;

               (v) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement or the Final Prospectus that is not adequately disclosed therein, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit, that is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;



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

               (vi) the Registration Statement has become, and on the Closing Date is, effective under the Act; any required filing of any Preliminary Prospectus and the Final Prospectus, and any supplement thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by the applicable paragraph of Rule 424(b); no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the best knowledge of such counsel, threatened under Section 8 of the Act; at the Effective Date, the Registration Statement and, at the time it was filed pursuant to Rule 424(b), the Final Prospectus (except in each case for the financial statements and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act, as applicable, and the respective rules and regulations promulgated by the Commission thereunder; with respect to the documents filed by the Company with the Commission pursuant to the Exchange Act, and incorporated or deemed to be incorporated by reference in the Final Prospectus pursuant to Item 12 of Form S-3, such documents, on the date filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated by the Commission thereunder; and such counsel has no reason to believe that, at the Effective Date, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, at the time it was filed pursuant to Rule 424(b) and at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except in each case for the financial statements and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion);

               (vii) the Company has full power and authority to execute and deliver, and perform its obligations under, this Agreement and this Agreement has been duly authorized, executed and delivered by the Company;

               (viii) the Illinois Commerce Commission has duly authorized the issue and sale of the Notes by the Company and the issue of the First Mortgage Bonds by the Company pursuant to the ICC Order; the ICC Order is sufficient for the issue and sale of the Notes by the Company as contemplated by this Agreement and the issue of the First Mortgage Bonds by the Company as contemplated by the Mortgage and is in full force and effect; and no other consent, approval, authorization or order of any court or governmental agency or body (other than under the Act or the Trust Indenture Act, which have been obtained, or in connection or compliance with the provisions of the securities or blue sky laws of any jurisdiction, as to which such counsel need express no opinion) is legally required in connection with the execution, delivery and performance of this Agreement, the Mortgage and the Indenture by the Company, the authorization, issuance and sale of the Notes by the Company or the authorization and issuance of the First Mortgage Bonds by the Company;

               (ix) the execution, delivery and performance of the Mortgage, Indenture, the First Mortgage Bonds, the Notes and this Agreement by the Company, and the fulfillment of the terms thereof and hereof by the Company, will not conflict or result in a breach of any of the terms or provisions of, or constitute a default under any provision of, (w) the Company's articles of incorporation or by-laws, (x) the Mortgage or the Indenture, (y) any other indenture, mortgage, deed of trust or other agreement or instrument, of which such counsel has knowledge, to which the Company is now a party, or (z) any provision of any law applicable to the Company or, to the best of such counsel's knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties;

               (x) the provisions of the Notes and the Indenture and the First Mortgage bonds and the Mortgage conform in all material respects as to legal matters to the statements concerning them contained in the Final Prospectus under "Description of Notes," "Description of Senior Notes" and "Description of Senior Note Mortgage Bonds;"

               (xi) the First Mortgage Bonds have been duly delivered, pledged, assigned and transferred to the Trustee, and the Indenture constitutes a direct and valid first lien upon such First Mortgage Bonds; and

               (xii) except as otherwise set forth in the Final Prospectus, the Company has such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, approvals, authorizations and orders of governmental bodies, political subdivisions or regulatory authorities then obtainable, free from unduly burdensome restrictions, as are necessary for the acquisition, construction, ownership, maintenance and operation of the properties now owned by it and the conduct of the business now carried on by it as described in the Registration Statement and the Final Prospectus, with minor exceptions that, in the opinion of such counsel, do not interfere with the practical operation of the Company's business, and, to the best of such counsel's knowledge, the Company is not in default or violation thereof in any material respect and is carrying on its business in substantial compliance therewith and with all applicable federal, state and other laws and regulations that are material to the Company.

          Such counsel's opinion set forth in paragraphs (ii), (iii) and (iv) above is subject to the qualifications that (i) the validity and the enforceability of the Company's obligations under the Indenture and the Notes and the Mortgage and the First Mortgage Bonds may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (whether considered in a proceeding in equity or at law) and by an implied covenant of good faith, reasonableness and fair dealing and (ii) enforcement of provisions of the Mortgage may be limited by the laws of the State of Illinois affecting the remedies for the security provided for therein, which laws do not, in such counsel's opinion, make inadequate remedies necessary for the realization of the benefits of such security.

          Such opinion shall also state that such counsel has no knowledge of any litigation, pending or threatened, that challenges the validity of the Notes, the Indenture, the First Mortgage Bond, the Mortgage or this Agreement, or which seeks to enjoin the performance of the Company's obligations hereunder or thereunder or that might have a material adverse effect on the business, properties or financial condition of the Company except as disclosed in or contemplated by the Final Prospectus.

          In rendering such opinion, such counsel may rely (i) as to factual matters, upon certificates or written statements from appropriate representatives of the Company or upon certificates of public officials, (ii) as to matters involving the application of the laws of the State of Illinois, upon an opinion of Sorling, Northrup, Hanna, Cullen and Cochran, Ltd. or other Illinois counsel reasonably satisfactory to you, provided that such opinion states that you and Winthrop, Stimson, Putnam & Roberts, your counsel, may rely on such opinion as if it were addressed to them and (iii) as to matters involving the application of the laws of the State of New York, upon the opinion of Winthrop, Stimson, Putnam & Roberts, your counsel, delivered to you pursuant to Section 5(d) hereof. In such opinion, such counsel may state that while such counsel has examined the Registration Statement and the Final Prospectus, such counsel necessarily assumes the correctness and completeness of the statements made and information included therein and takes no responsibility therefor, except insofar as such statements relate to him and as set forth in paragraph
(x) above.

          Such counsel's opinion may further state that it is addressed to you and is rendered solely for your benefit and may not be relied upon in any manner by any other person (other than Winthrop, Stimson, Putnam & Roberts, your counsel, to the extent stated in its opinion to you on the Closing Date) without such counsel's prior written consent.

          (c) The Company shall have furnished to you the opinion of Sorling, Northrup, Hanna, Cullen and Cochran, Ltd., Illinois counsel for the Company, dated the Closing Date, to the effect that:

               (i) the statements in the Final Prospectus that are stated therein to have been made on the authority of such counsel have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct;

               (ii) the Company has good and sufficient title to all or substantially all the permanent fixed properties and the material franchises, permits and licenses now owned by it, including those described or referred to in the Final Prospectus, except as may be otherwise indicated therein, and no notice has been given to the Company by any governmental authority of any proceeding to condemn, purchase or otherwise acquire any material properties of the Company and, so far as such counsel knows, no such proceeding is contemplated;

               (iii) the Mortgage has been duly filed for recording and recorded in each county in the State of Illinois in which any permanent fixed property described in and conveyed by the Mortgage and now owned by the Company is located, and constitutes a legally valid and direct enforceable first mortgage lien (except as federal bankruptcy laws may affect the validity of the lien of the Mortgage with respect to proceeds, products, rents, issues or profits of the property subject to such lien realized and additional property acquired within 90 days prior to and after the commencement of a case under such laws and except as enforcement of provisions thereof may be limited by the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for in the Mortgage, which laws do not, in the opinion of such counsel, make such remedies inadequate for realization of the benefits of such security, or limited by bankruptcy or insolvency laws or other applicable laws affecting the enforcement of creditors' rights generally or by general principles of equity) upon substantially all of the Company's fixed properties and franchises used or useful in its public utility businesses free from all prior or equal ranking liens, charges or encumbrances, subject only to permitted encumbrances and liens, as defined in the Mortgage, and to the provisions contained in the Mortgage for the release, or substitution and release, of property from the lien thereof;

               (iv) no recordation, registration or filing of the Indenture or any supplemental indenture or instrument of further assurance is necessary in the State of Illinois to make effective the security interest intended to be created by the Indenture with respect to the First Mortgage Bonds; and

               (v) substantially all physical properties and franchises used or useful in the Company's public utility businesses (other than those of the character not subject to the lien of the Mortgage) and now owned by the Company are subject to the lien of the Mortgage, subject only to permitted encumbrances and liens, as defined in the Mortgage, and to the provisions contained in the Mortgage for the release, or substitution and release, of property from the lien thereof. All physical properties and franchises used or useful in the Company's public utility businesses (other than those of the character not subject to the lien of the Mortgage) hereafter acquired by the Company and situated in counties in the State of Illinois in which the Mortgage shall be of record will, upon such acquisition, become subject to the lien of the Mortgage, subject, however, to such encumbrances and liens as are permitted thereby.

          (d) You shall have received from Winthrop, Stimson, Putnam & Roberts, your counsel, an opinion, dated the Closing Date, with respect to the issuance and sale of the Notes, this Agreement, the Indenture, the Registration Statement, the Final Prospectus (and any supplement thereto) and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to you a certificate of the Company, signed by the President and Chief Executive Officer of the Company and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

               (i) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, threatened;

               (ii) since the most recent date as of which information is given in the Final Prospectus (and any supplement thereto), there has been no material change in the stockholder's equity (except for regular quarterly dividends), short-term debt or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company, except as set forth in or contemplated by the Final Prospectus (and any supplement thereto); and

               (iii) the other representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (f)  At the Execution Time, Arthur Andersen LLP and
PricewaterhouseCoopers LLP shall have furnished to you letters, dated the Execution Time, in form and substance satisfactory to you stating in effect that:

               (i) they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder;

               (ii) with respect to Arthur Andersen LLP, in their opinion, the audited financial statements and financial statement schedules incorporated in the Registration Statement and the Final Prospectus and audited by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

               (iii) with respect to PricewaterhouseCoopers LLP, based on the performance of the procedures specified by the American Institute of Certified Public Accountants for review of interim financial information as described in Statement of Auditing Standards No. 71, INTERIM FINANCIAL INFORMATION, on unaudited financial statements incorporated by reference in the Registration Statement and the Final Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and reading the minutes of the meetings of the stockholder, directors and principal committees of the Company, nothing came to their attention which caused them to believe that:

               (A) any unaudited financial statements incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, and with the published rules and regulations of the Commission thereunder, or any material modifications should be made for them to be in conformity with generally accepted accounting principles;

               (B) with respect to the period subsequent to the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated by reference in the Registration Statement and the Final Prospectus, there were any changes, at the date of the latest available financial statements of the Company and at a subsequent date not more than five business days prior to the date of the letter, in the capital stock or the long-term debt of the Company as compared with the amounts shown in the most recent consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus except in all instances for changes that the Registration Statement or the Final Prospectus discloses have occurred or may occur or as may result from declarations of dividends, the repayment or redemption of long-term debt, the amortization of premium or discount on long-term debt, or any increases in long-term debt in respect of previously issued pollution control, solid waste disposal or industrial development revenue bonds, or, for the twelve-month period ended as of the date of the latest available financial statements of the Company and at a subsequent date not more than five days prior to the date of the letter there were any decreases in excess of 3%, as compared with the comparable period of the preceding year, in operating revenues, operating income, net income or ratio of earnings to fixed charges, except in all instances for decreases that the Registration Statement or the Final Prospectus discloses have occurred or may occur, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by you; or

               (C) the amounts included in any unaudited "capsule" information included or incorporated by reference in the Registration Statement and the Final Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements incorporated by reference in the Registration Statement and the Final Prospectus; and

               (iv) they have, as applicable, performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth or incorporated by reference in the Registration Statement and the Final Prospectus, as reasonably requested by you, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

          References to the Final Prospectus in this Section 5(f) include any supplement thereto at the date of the letter.

          In addition, at the Closing Date, PricewaterhouseCoopers LLP shall have furnished to you a letter, dated the Closing Date, in form and substance satisfactory to you, to the effect set forth above as applicable to them.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in Section 5(f) hereof or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company the effect of which, in any case referred to in clause (i) or (ii) above, is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Notes.

          (h) On or prior to the Closing Date, you shall have received satisfactory evidence that the Notes have received ratings of [A+] or higher by Standard & Poor's and [A3] or higher by Moody's Investors Service, Inc., and that such ratings are in effect on the Closing Date.

          (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) promulgated by the Commission under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (j)  The ICC Order shall be in full force and effect at the Closing
     Date.

          (k) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request, including without limitation evidence of the cancellation of the credit facilities referred to in Section 1(l) hereof.

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to you and your counsel, this Agreement and all of your obligations hereunder may be canceled by you at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Company in writing (by facsimile or otherwise) or by telephone confirmed in writing. Any such cancellation shall be without liability of either party to the other party except as otherwise provided in Section 6 hereof and except for any liability under Section 7 hereof.

          6. EXPENSES. The Company will, except as herein provided, pay all fees, expenses and taxes (except transfer taxes) in connection with (i) the preparation and filing of the Registration Statement and any post-effective amendment thereto, (ii) the printing, issuance and delivery of the Notes and the First Mortgage Bonds and the preparation, execution, printing and recordation of the Supplemental Indenture, (iii) legal counsel relating to the qualification of the Notes under the securities or blue sky laws of various jurisdictions in an amount not to exceed $3,500, (iv) the printing and delivery to you of reasonable quantities of copies of the Registration Statement, the preliminary (and any supplemental) blue sky survey, any Preliminary Prospectus and the Final Prospectus and any amendment or supplement thereto, (v) the rating of the Notes by one or more nationally recognized statistical rating agencies, and (vi) filings or other notices (if any) with or to, as the case may be, the National Association of Securities Dealers, Inc. in connection with its review of the terms of the offering. Except as provided above, the Company shall not be required to pay any of your expenses, except that, if the sale of the Notes provided for herein is not consummated because any condition to your obligation set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by you, the Company will reimburse you upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by you in connection with the proposed purchase and sale of the Notes.

          7.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold you harmless, your directors, officers, employees and agents and each person who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to you furnished to the Company by you specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) You agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to you, but only with reference to written information relating to you furnished to the Company by you specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that you may otherwise have. The Company acknowledges for purposes of this Agreement that the statements set forth in the second and third paragraphs under the caption "Underwriting" in the Final Prospectus constitute the only information relating to you furnished in writing by you for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under Section 7(a) or (b) hereof unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 7 (a) or (b) hereof.
     The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in any such action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in Section 7(a) or (b) hereof is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and you agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the Company and you may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by you from the offering and sale of the Notes; PROVIDED, HOWEVER, that in no case shall you be responsible for any amount in excess of the underwriting discount applicable to the Notes purchased by you hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and you shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of you in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by you shall be deemed to be equal to the total underwriting discount, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or you. The Company and you agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this
     Section 7(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each director, officer, employee and agent thereof shall have the same rights to contribution as you, and each person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7(d).

          8. TERMINATION. This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company at any time prior to delivery of and payment for the Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, in either case, by The New York Stock Exchange, Inc., the Commission or other governmental authority; (ii) a banking moratorium shall have been declared by federal, Illinois or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in your judgment, impracticable or inadvisable to proceed with the offering or delivery of the Notes. Any such termination shall be without liability of either party to the other party except as otherwise provided in Section 6 hereof and except for any liability under Section 7 hereof.

          9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of you set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of you or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and shall survive delivery of and payment for the Notes. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

          10. NOTICES. All communications hereunder shall be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or electronically transmitted and confirmed, to Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285; attention of James Penrose, Managing Director; or, if sent to the Company, shall be mailed, delivered or electronically transmitted and confirmed, to Central Illinois Public Service Company, c/o Ameren Services Company, 1901 Chouteau Avenue, St. Louis, Missouri 63103; attention of Donald E. Brandt, Senior Vice President.

          11. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, directors and officers and for the benefit of no other person, firm or corporation. No purchaser of any Notes from you shall be deemed to be a successor by reason merely of such purchase.

          12. APPLICABLE LAW. The rights and duties of the parties hereto under this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be governed by, and construed in accordance with, the law of the State of New York.

          13. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each such counterpart, when so executed and delivered, shall be deemed to be an original, and all of such counterparts shall, taken together, constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between you and the Company.



                              Very truly yours,

                              CENTRAL ILLINOIS PUBLIC SERVICE COMPANY


                              By:
                                 -------------------------------
                                 Title:





CONFIRMED AND ACCEPTED
     as of the date first above written:

LEHMAN BROTHERS INC.


By:
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   Title:




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